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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts,"
"Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" and to the use of our report dated August 11, 1998, in Amendment No. 1 to the Registration Statement (Form S-1, No. 333-61355) and related Prospectus of Lamar Capital Corporation for the registration of 1,568,181 shares of its common stock.

Our audits also included the financial statement schedule of Lamar Capital Corporation listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                /s/ Ernst & Young LLP

Jackson, Mississippi
September 30, 1998